                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                 =============================================



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                 =============================================


      Date of Report (Date of earliest event reported): October 16, 1996



                                   RYKA INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                        0-16611                  04-2958132
----------------------------           -----------           -------------------
(State or other jurisdiction           (Commission              (IRS Employer
 of incorporation)                     File Number           Identification No.)



                           555 South Henderson Road
                                    Suite B
                      King of Prussia, Pennsylvania 19406
                      -----------------------------------
                        (Address of principal executive
                         offices, including zip code)



                                 610-337-2200
                                 ------------
              Registrant's telephone number, including area code

Item 5.  Other Events.
         ------------

     Effective August 23, 1995, RYKA INC. ("RYKA") notified the accounting firm of Coopers & Lybrand L.L.P. that the Audit Committee of the Board of Directors had voted to dismiss the firm as RYKA's independent accountants for the fiscal year ending December 31, 1995. Coopers & Lybrand L.L.P. had served as RYKA's independent public accountants for each of the fiscal years ended December 31, 1993 and 1994. In connection with the audits of RYKA's financial statements for the years ended December 31, 1993 and December 31, 1994, the report for each of those years included a modification concerning RYKA's ability to continue as a going concern. In connection with the audits of RYKA's financial statements for the years ended December 31, 1993 and December 31, 1994, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Coopers & Lybrand L.L.P. did not advise RYKA that it questioned the fairness, accuracy, or reliability of RYKA's financial statements, management's representations, internal controls or prior audits.

     RYKA filed a Current Report on Form 8-K/A dated August 23, 1995 reporting the change in RYKA's independent auditors from Coopers & Lybrand L.L.P. to Margolis & Company P.C.

     As a result of the change in accountants, the financial statements of RYKA for each of the years ended December 31, 1993 and 1994 were re-audited by Margolis & Company P.C., independent certified public accountants. Such financial statements, together with the report of Margolis & Company, P.C., are attached hereto as Annex "A". Such financial statements contain no changes in reported results of operations or financial position from the financial statements of RYKA for each of the fiscal years ended December 31, 1993 and 1994 as audited by Coopers & Lybrand L.L.P.

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Commission Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            RYKA, INC.


                            By: /s/ Michael G. Rubin
                                ------------------------------------
                                Michael G. Rubin
                                Chairman and Chief Executive Officer



Date: October 16, 1996

                                   ANNEX "A"
                                   ---------

                  FINANCIAL STATEMENTS OF RYKA INC. FOR THE YEARS ENDED
              DECEMBER 31, 1995, 1994 AND 1993 AND INDEPENDENT AUDITOR'S
              REPORT

                         INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                         PAGE
                                                                         ----
RYKA INC. AND SUBSIDIARY

Financial Statements For The Years Ended December 31,
-----------------------------------------------------
1995, 1994 and 1993 and Independent Auditor's Report:
----------------------------------------------------
     Independent Auditor's Report - Margolis & Company P.C.              A - 2

     Consolidated Balance Sheets at December 31, 1995 and 1994           A - 3

     Consolidated Statements of Operations - Years Ended
          December 31, 1995, 1994 and 1993                               A - 4

     Consolidated Statements of Stockholders' Equity (Deficiency) -
          Years Ended December 31, 1995, 1994 and 1993                   A - 5

     Consolidated Statements of Cash Flows -Years Ended
          December 31, 1995, 1994 and 1993                               A - 6

     Notes to Consolidated Financial Statements                          A - 8

                         INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
RYKA Inc.
King of Prussia, Pennsylvania

We have audited the consolidated balance sheets of RYKA Inc. and Subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RYKA Inc. and its Subsidiary as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements for the year ended December 31, 1995 have been prepared assuming that RYKA Inc. will continue as a going concern. As more fully described in Note A, the Company has incurred significant operating losses since its inception and has an accumulated deficit at December 31, 1995 of
$17,848,484.   These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans in regard to this matter are described in Note A. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.



                                         MARGOLIS & COMPANY P.C.


Bala Cynwyd, Pennsylvania
June 21, 1996, except for Note P
as to which the date is August 15, 1996

                           RYKA INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                              December 31,
                                                                        1995              1994
                                                                     -----------       -----------
                                           ASSETS
 Current assets:
   Cash and cash equivalents                                          $   77,509        $  296,226
   Accounts receivable, net of allowance for doubtful
     accounts of $57,573 in 1995 and $518,875 in 1994                    533,490         2,933,994
   Inventory                                                             678,319         3,763,835
   Prepaid expenses and other current assets                             118,294           166,946
                                                                      ----------        ----------

          Total current assets                                         1,407,612         7,161,001

 Property and equipment, at cost, net of accumulated depreciation        195,083           173,118

 Other assets                                                                500            15,753
                                                                      ----------        ----------

          Total assets                                                $1,603,195        $7,349,872
                                                                      ==========        ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                   $  738,865        $  419,866
   Payable to factories                                                        -           390,113
   Payable to lender                                                           -         2,783,464
   Payable to factor                                                           -         1,286,237
   Accrued expenses                                                      111,749           436,203
   Due to affiliate                                                        2,043                 -
                                                                      ----------        ----------

          Total current liabilities                                      852,657         5,315,883
                                                                      ----------        ----------

 Subordinated note payable, affiliate                                    851,440                 -
                                                                      ----------        ----------

 Commitments and contingencies

 Stockholders' equity (deficiency):
   Preferred stock, $0.01 par value, 1,000,000
    shares authorized; none issued or outstanding                              -                 -
   Common stock, $0.01 par value, 70,000,000
    shares and 45,000,000 shares authorized at
    December 31, 1995 and 1994, respectively; 46,135,326
    and 26,474,326 shares issued and outstanding at
    December 31, 1995 and 1994, respectively                             461,353           264,743
   Additional paid-in capital                                         17,286,229        15,988,253
   Accumulated deficit                                              ( 17,848,484)     ( 14,219,007)
                                                                      ----------        ----------
          Total stockholders' equity (deficiency)                   (    100,902)        2,033,989
                                                                      ----------        ----------

          Total liabilities and stockholders' equity                  $1,603,195        $7,349,872
                                                                      ==========        ==========

The notes to consolidated financial statements are an integral part of the above statement.

                           RYKA INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------

                                                                      Year Ended December 31,
                                                             1995               1994              1993
                                                         -----------        -----------       -----------
Net sales                                                $  7,538,354       $16,024,991       $14,300,282

Other revenues                                                 75,904           228,508            50,000
                                                         ------------       -----------       -----------

                                                            7,614,258        16,253,499        14,350,282
                                                         ------------       -----------       -----------

Costs and expenses:
 Cost of goods sold                                         6,581,670        11,399,760        11,199,119
 Inventory write-down to lower of
   cost or market                                             586,000               -                 -
 General and administrative
  expenses                                                  1,706,165         1,605,688         1,645,553
 Provision for losses on doubtful accounts                    359,388           130,000           631,835
 Sales and marketing expenses                               1,591,379         2,265,943         2,085,077
 Advertising costs                                            212,307           338,334         1,162,825
 Research and development expenses                            359,646           226,271           361,780
 Special charges                                              379,434               -                 -
                                                         ------------       -----------       -----------

 Total costs and expenses                                  11,775,989        15,965,996        17,086,189
                                                         ------------       -----------       -----------

Operating income (loss)                                  (  4,161,731)          287,503       ( 2,735,907)
                                                         ------------       -----------       -----------

Other (income) expense:
 Interest expense                                             348,169           805,272           699,231
 Interest income                                         (      6,328)      (     6,354)      (     6,647)
 Merger related costs                                         783,289               -                 -
 Other                                                   (      7,128)              -                 -
                                                         ------------       -----------       -----------

 Total other expenses, net                                  1,118,002           798,918           692,584
                                                         ------------       -----------       -----------

Net loss before extraordinary gain                       (  5,279,733)      (  511,415)       ( 3,428,491)

Extraordinary gain-forgiveness of debt                      1,650,256               -                 -
                                                         ------------       -----------       -----------

Net loss                                                 ($ 3,629,477)      ($ 511,415)       ($3,428,491)
                                                         ============       ===========       ===========

Net loss per share:
 Loss before extraordinary gain                          ($      0.15)      ($    0.02)       ($     0.15)
 Extraordinary gain                                              0.05              -                  -
                                                         ------------       -----------       -----------
Net loss per share                                       ($      0.10)      ($     0.02)      ($     0.15)
                                                         ============       ===========       ===========

Weighted average common shares and
 common equivalent shares outstanding                      34,540,653        24,210,083         3,573,316
                                                         ============       ===========       ===========

The notes to consolidated financial statements are an integral part of the above statement.

                           RYKA INC. AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------

                                                                              Additional
                                                      Common Stock             Paid-in       Accumulated
                                                  Shares       Amount          Capital         Deficit           Total
                                                -----------  -----------     -----------     ------------     ------------
Balance at December 31,
 1992                                            23,101,948     $231,019     $14,214,459     ($10,279,101)     $ 4,166,377

Issuance of stock for services                       24,258          243          30,807                            31,050

Exercise of stock options                           105,150        1,051          26,127                            27,178

Exercise of warrants                                490,000        4,900         509,100                           514,000

Net loss                                                                                     (  3,428,491)     ( 3,428,491)
                                                -----------  -----------     -----------     ------------     ------------
Balance at December 31,
   1993                                          23,721,356      237,213      14,780,493     ( 13,707,592)       1,310,114

Exercise of stock options                           197,175        1,972          58,781                            60,753

Issuance of stock, net of
   offering costs                                 2,555,795       25,558       1,148,979                         1,174,537

Net loss                                                                                     (    511,415)     (   511,415)
                                                -----------  -----------     -----------     ------------     ------------
 Balance at December 31,
   1994                                          26,474,326      264,743      15,988,253     ( 14,219,007)       2,033,989

Issuance of stock in connec-
   tion with forgiveness of debt                    500,000        5,000         120,000                           125,000

Issuance of warrants in connec-
   tion with forgiveness of debt                                                   5,319                             5,319

Issuance of stock and warrants,
    net of offering costs                        18,320,000      183,200         724,153                           907,353

Issuance of stock for services
   related to stock offering                         40,000          400           9,600                            10,000

Issuance of stock for settlement
    of employment contract                           60,000          600          14,400                            15,000

Issuance of warrants to lender
   in connection with credit
   facility                                                                      100,000                           100,000

Exercise of stock options                            41,000          410           9,838                            10,248

Exercise of warrants                                700,000        7,000         273,000                           280,000

Contributed services                                                              41,666                            41,666

Net loss                                                                                     (  3,629,477)     ( 3,629,477)
                                                -----------  -----------     -----------     ------------     ------------
Balance at December 31,
   1995                                          46,135,326     $461,353     $17,286,229     ($17,848,484)     ($  100,902)
                                                ===========  ===========     ===========     ============     ============

The notes to consolidated financial statements are an integral part of the above statement.

                           RYKA INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                       Year Ended December 31,
                                                              1995               1994              1993
                                                            --------           --------          --------
 Cash flows from operating activities:
   Net loss                                               ($3,629,477)       ($  511,415)     ($3,428,491)
   Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
     Extraordinary item - forgiveness of debt             ( 1,650,256)               -                -
     Depreciation and amortization                             52,640             45,291           51,142
     Provision for losses on accounts receivable              359,388            130,000          631,835
     Advertising credits                                          -                  -            614,217
     Capital contributed as services                           41,666                -                -
     Issuance of common stock and warrants
      for services                                            115,000                -             31,050
     Loss on disposition of equipment                             504                -                -

   Changes in operating assets and liabilities:
     Accounts receivable                                    2,041,116        (  274,266)      (   462,934)
     Inventory                                              3,085,516        (  483,187)      (    20,031)
     Prepaid advertising                                          -                 -             109,243
     Prepaid expenses and other current assets                 48,652        (    6,030)           79,595
     Accounts payable and accrued expenses                  1,070,386        (  604,145)        1,208,148
     Payable to factories                                 (   390,113)              -                 -
     Due to affiliate                                           2,043               -                 -
                                                           ----------         ----------       ----------
       Net cash provided by (used in) operating
        activities                                          1,147,065        ( 1,703,752)     ( 1,186,226)
                                                           ----------         ----------       ----------

  Cash flows from investing activities:
   Acquisitions of equipment                              (    90,109)       (   130,895)     (    53,290)
   Proceeds from sale of equipment                             15,000                -                -
   Security deposits and other assets                          15,253             12,500      (     6,768)
                                                           ----------         ----------       ----------

       Net cash used in investing activities              (    59,856)       (   118,395)     (    60,058)
                                                           ==========         ==========       ==========

                            CONTINUED ON NEXT PAGE

                            RYKA INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
--------------------------------------------------------------------------------

                                                                     Year Ended December 31,
                                                              1995            1994             1993
                                                         --------------  ---------------  ---------------
  Cash flows from financing activities:
   Increase (decrease) in payable to lender, net         ($2,078,730)      $  155,971          ($ 472,507)
   Increase (decrease) in payable to factor, net          (1,286,237)         786,237             500,000
   Proceeds from bridge financing                                  -          300,000                   -
   Repayment of bridge financing                                   -         (300,000)                  -
   Proceeds from notes payable to stockholder                      -                -             125,000
   Repayment of notes payable to stockholder                       -         (125,000)           (375,000)
   Repayments of capital lease obligations                         -          (17,878)            (17,795)
   Proceeds from exercise of stock options and
     warrants                                                290,248           60,753             541,178
   Proceeds from issuance of common stock, net of
     issuance costs                                          917,353        1,174,537                   -
   Proceeds from subordinated note payable, affiliate        851,440                -                   -
                                                         -----------       ----------          ----------
        Net cash provided by (used in) financing
         activities                                       (1,305,926)       2,034,620             300,876
                                                         -----------       ----------          ----------
  Net increase (decrease) in cash and cash
   equivalents                                              (218,717)         212,473            (945,408)

 Cash and cash equivalents, beginning of year                296,226           83,753           1,029,161
                                                         -----------       ----------          ----------

 Cash and cash equivalents, end of year                  $    77,509       $  296,226          $   83,753
                                                         ===========       ==========          ==========


 Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                $   340,715       $  303,092          $  370,945
                                                         ===========       ==========          ==========
   Cash paid during the year for income taxes            $         -       $        -          $        -
                                                         ===========       ==========          ==========

 Supplemental schedule of noncash investing and
  financing activities:
     Issuance of common stock in connection with
       settlement with Pro-Specs                         $   125,000       $        -          $        -
                                                         ===========       ==========          ==========

     Issuance of warrants in partial settlement of
       amounts due creditors                             $     5,319       $        -          $        -
                                                         ===========       ==========          ==========

     Issuance of common stock and warrants for
       services                                          $   145,000       $        -          $        -
                                                         ===========       ==========          ==========


The notes to consolidated financial statements are an integral part of the above statement.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND BASIS OF PRESENTATION

RYKA Inc. ("RYKA"(R) or the "Company"), a Delaware corporation, designs, develops and markets high-performance athletic footwear specifically for women to retail outlets primarily located in North America and Europe. Operations commenced in February, 1987.

The Company's financial statements for the year ended December 31, 1995 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred significant recurring losses since its inception and had an accumulated deficit at December 31, 1995 of $17,848,484.
As described in Note C, the Company was involved in several significant transactions during 1995, which included the sale of securities, a change in key management, the establishment of a new loan and security agreement with a bank, the settlement of debts with secured and unsecured creditors and moving the Company's principal offices. Without the occurrence of these transactions or other strategic arrangements, there was substantial doubt that the Company would be able to remain in business through the third quarter of 1995. Having accomplished such transactions, management plans to develop and acquire new merchandise, market and promote the Company's product and expand the workforce
in support of the Company's current plans.   To accomplish these goals, the
Company will have to incur substantial expenditures and incur continuing operating losses during 1996. The Company's working capital at December 31, 1995 will not be sufficient to meet management's objectives in 1996.

Additionally, the Company was in violation of certain financial covenants required by the loan and security agreement with the Company's principal lender, at December 31, 1995, although a waiver of default was obtained from the lender through March 31, 1996 and subsequently through May 31, and July 15, 1996.
Based on the covenant violations covered by the waiver, it is unlikely that the violations will be cured by July 31, 1996. Accordingly, unless an additional waiver is obtained, the long-term availability of these funds is uncertain. The expenditures, described above, were to be funded, in part, through the financing
facility provided by the Company's principal lender.   Management is currently
in discussions with another lender to pursue other financing on terms acceptable to the Company. Based on current discussions with another lender the Company believes it possible for alternate financing to be obtained although 1) no definitive agreement has been reached to date, 2) additional equity or subordinated debt funding would be required as a prerequisite to such lender financing and 3) there is no assurance that the equity or subordinated debt funding will be obtained or that the new loan will be finalized. In connection with the foregoing, and the Company's requirements from time to time, management plans the sale of additional equity securities and/or the issuance of subordinated notes, in order to generate sufficient capital resources to assure continuation of the Company's operations. Management recognizes that the Company must obtain these or similar additional resources or consider modifications to its operating plans including reductions in operating costs to enable it to continue operations. However, no assurance can be given that the Company will be successful in raising additional capital to support future operations. Further, there can be no assurance, assuming the Company successfully raises additional funds and is able to utilize its existing credit facility or establish a new facility that the Company will achieve profitability or a positive cash flow (see Note P).

The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include the
---------------------------
accounts of RYKA Inc. and its wholly owned subsidiary, RYKA GmbH, a German corporation. During 1994, RYKA GmbH was involuntarily dissolved by the Munich Trade Register. RYKA GmbH's sole business activity consisted of holding title to the stylized RYKA and dual parallelogram trademarks, which are both key trademarks of the Company, and licensing them back to the Company. During 1995, the Company had legal proceedings in Germany and caused full ownership of such trademarks to be transferred to the Company from RYKA GmbH. All intercompany accounts and transactions have been eliminated in consolidation. The Company currently operates without a subsidiary.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
-------------------------------------------------------------------------------

NOTE B - SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Cash Equivalents: The Company considers highly liquid investments with
----------------
maturities at date of purchase of less than three months to be cash equivalents.

Inventory: Inventory, consisting of women's high-performance athletic footwear,
---------
is valued at the lower of cost (determined by the first-in, first-out method) or market.

Equipment: Equipment is stated at cost.  Depreciation is provided over the
---------
estimated useful lives of the assets, generally five to seven years, using the straight-line method. Included in these assets are leasehold improvements which are amortized over the shorter of the useful life of the improvement or the remaining term of the lease. Expenditures for maintenance and repairs are expensed as incurred. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in results of operations.

Income Taxes: The Company follows the provision of Statement of Financial
------------
Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires recognition of deferred income taxes for all temporary differences between the tax and financial reporting basis of the Company's assets and liabilities based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. SFAS 109 also requires a valuation allowance against net deferred assets if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Revenue Recognition: Sales, net of discounts, are recognized upon the shipment
-------------------
of footwear.

Other Revenues: Beginning in 1994, RYKA's independent foreign distributors
--------------
primarily purchased footwear directly from the Company's overseas manufacturers, and the Company receives royalty on those purchases. Income from direct purchases by foreign distributors is included in Other Revenues. In 1993, Other Revenues consisted of a license fee for the transfer of rights to an international territory.

Loss Per Share: Loss per share is based on the weighted average number of shares
--------------
of common stock and dilutive common stock equivalent shares outstanding during each year. Stock options and warrants are included as common stock equivalents, using the treasury stock method, in the computation of weighted average shares outstanding when dilutive.

Reclassifications: Certain 1994 and 1993 balances have been reclassified to
-----------------
conform with the 1995 financial statement presentation.

Use of Estimates:  The presentation of financial statements in conformity with
----------------
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Expense: The Company expenses the cost of advertising the first time
-------------------
the advertising takes place.   At December 31, 1995, $15,982 of advertising
which is to take place in 1996 was reported as an asset and included in prepaid expenses. Advertising expense was $212,307 for 1995.

Stock Option Plans: The Company accounts for employee stock compensation plans
------------------
using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25). Under such method, compensation is measured by the quoted market price of the stock at the measurement date less the amount, if any, that the employee is required to pay. The measurement date is the first date on which the number of shares that an individual employee is entitled to receive and the option or purchase price, if any, are known.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE B - SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recently Issued Accounting Standards: In October 1995, the Financial Accounting
------------------------------------
Standards Board adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 permits companies to choose between a "fair value based method of accounting" for employee stock options or to continue to measure compensation cost for employee stock compensation plans using the intrinsic value based method of accounting prescribed by APB 25. The Company intends to continue to use the APB 25 method. Entities electing to remain with this method, must make pro-forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value based method of accounting defined in SFAS 123 had been applied to all awards granted in fiscal years beginning after December 15, 1994. The Company, as permitted under SFAS 123, will make such disclosures for 1995 awards in its 1996 annual financial statements.


NOTE C - SECURITIES PURCHASE AGREEMENT WITH MR ACQUISITIONS, L.L.C.

On January 30, 1995, the Company and L.A. Gear, Inc. announced the execution of the Agreement and Plan of Merger (the "Merger Agreement") with L.A. Gear, Inc. and Brands Acquisition Corp., a wholly-owned subsidiary of L.A. Gear, Inc. On April 27, 1995 L.A. Gear, Inc. notified the Company that it was terminating the Merger Agreement. On May 17, 1995 the Company received notice of termination of its financing agreement with Pro-Specs America Corporation ("Pro-Specs") effective June 16, 1995. Pro-Specs provided the principal source of financing for the production activities of the Company. Subsequently, the Company reviewed several financing proposals from possible strategic partners or financing sources and in June, 1995, MR Acquisitions, Inc. and the Company entered into a Securities Purchase Agreement (the "Agreement") to provide the Company with up to $8,000,000 of new financing. The Agreement was subsequently assigned to MR Acquisitions, L.L.C. ("MR"). The Agreement was consummated on July 31, 1995 (the "Closing") and the Company received cash proceeds from the sale of stock and the ability to obtain funds through a new financing facility. In addition, the Company negotiated substantial debt forgiveness with both secured and unsecured creditors and established a new management team to operate the restructured Company.

Following are the significant provisions of the Agreement and financing facility (the "Transaction") between MR and the Company as set forth in the Agreement dated June 21, 1995, as amended, the Loan Agreement and Security Agreement (the "Loan Agreement") dated July 31, 1995, and the settlement of obligations due to various creditors:


1. Transactions with MR:

   MR purchased for consideration of $148,560 a total of 14,800,000 shares of Common Stock of the Company (10,800,000 shares were delivered at closing and the balance of 4,000,000 shares were delivered after approval by the stockholders on November 15, 1995 of an amendment to the Certificate of Incorporation increasing the number of authorized shares) and a seven year warrant to purchase an additional 5,100,000 shares of Common Stock for $.01 per share. Further, KPR Sports International, Inc. ("KPR"), an affiliate of MR, loaned $851,440 to the Company in the form of a secured subordinated loan with interest at prime plus one percent and with repayment terms coincident with the revolving credit facility with the principal lender. The Affiliate has indicated that it does not intend repayment to be made during 1996.

   In connection with the bank loan described below, MR is responsible for making future subordinated loans or capital infusions, or causing the same to occur, in amounts substantially equal to any losses incurred by the Company subsequent to the date of the Transaction such that by August 30, 1995 capital funds are maintained at a minimum of $2,000,000, as defined. See Note C(2) below for information regarding waiver of default related to these provisions.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE C - SECURITIES PURCHASE AGREEMENT WITH MR ACQUISITIONS, L.L.C. - CONTINUED

1. Transactions with MR - continued:

   As part of the Transaction, the Company issued a seven year contingent stock purchase warrant (the "Contingent Warrant"), to MR to purchase up to an additional 4,000,000 shares of Common Stock for an exercise price of $.01 per share, of which 461,444 shares are vested. Pursuant to the warrant terms, if at any time within one year from the date of issuance of the Contingent Warrant the Company issues a number of shares of Common Stock which results in the Company having in excess of 50,000,000 shares of Common Stock issued and outstanding, provided, that any such shares above such 50,000,000 were issued solely for the purpose of a) inducing a lender to make a loan or loans to the Company, or b) in connection with an infusion of capital to the Company, or c) a settlement of debts with the Company's creditors, or d) a combination thereof, then upon the occurrence of such stock issuance, for every ten (10) additional shares of Common Stock which are issued, four (4) of such shares shall vest under the Contingent Warrant to MR, who upon exercise shall pay an additional one cent ($.01) per share for the issuance of such additional shares.

   MR, through its affiliate, KPR Sports International, Inc. has made available, to the Company, a letter of credit facility in the amount of $2,000,000. This facility may be utilized by the Company to, among other things, enter into purchase transactions for the manufacture of inventory with overseas vendors.

   The Company reimbursed MR approximately $125,000 for its costs in connection with the Transaction.


2. Transaction with principal lender:

   In connection with the Transaction, the Company entered into a Loan and Security Agreement with its principal lender to establish a $4,000,000 asset based revolving credit facility. The facility makes funds available to the Company based on a percentage of inventory and accounts receivable, as defined. Interest on the amounts outstanding will be paid monthly at the rate of prime plus one percent and the facility is due on demand. As of December 31, 1995, the Company owed $ -0 - under this facility. Interest expense incurred in connection with this facility was $6,907 for the year ended December 31, 1995.

   The Loan and Security Agreement requires the Company to observe certain covenants and maintain certain minimum levels of tangible net worth and leverage. Further, as described above, after August 30, 1995, there is a requirement for additional subordinated loans or equity infusions in the event that losses occur subsequent to the date of the Transaction which would cause capital funds to decrease below $2,000,000, as defined. Such $2,000,000 minimum required the infusion of additional equity or subordinated loans of approximately $900,000 by December 31, 1995, and, as described below, such infusion was postponed.

   At December 31, 1995, the Company was in default of certain provisions of the Loan and Security Agreement requiring certain credit and life insurance to be obtained within prescribed timeframes, losses incurred by the Company subsequent to the Transaction date to be funded by MR making subordinated loans or capital infusions, or causing the same to occur (the "Funding Requirement"), and the covenant requiring establishment and maintenance of certain minimum tangible net worth. At December 31, 1995 the difference between the actual minimum tangible net worth amount and the required amount was approximately $900,000.

   The principal lender has waived the defaults, extended the time for the credit insurance to be obtained, and postponed the Funding Requirement and minimum tangible net worth requirements, through March 31, 1996, and subsequently through May 31, 1996 and July 15, 1996 (see Note P).

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
-------------------------------------------------------------------------------

NOTE C - SECURITIES PURCHASE AGREEMENT WITH MR ACQUISITIONS, L.L.C. - CONTINUED

2. Transaction with principal lender - continued:

   The principal lender received a fee of $20,000 upon closing the Transaction, reimbursement of certain costs and expenses incurred in connection with the Loan Agreement, and warrants to purchase up to 500,000 shares of the Company's common stock for an exercise price of $.57 per share. The price was based upon the average trading price of the stock for the five days before and after the Closing. The warrant may be exercised for a period of up to five years after the Transaction date but may not be exercised during the first twelve months. The value of the warrants was $100,000.

3. Equity transaction - Investors:

   In connection with the Transaction, the Company offered for sale, through a private placement, 4,000,000 shares of Common Stock and the results of the private placement were as follows:

                                         Shares Placed      Proceeds Received
                                         -------------      -----------------
     At closing                            3,020,000             $255,000
                                           =========             ========
     Through December 31, 1995             3,520,000             $880,000
                                           =========              =======


   As a condition of the private placement, in the event the Company is unable to register such securities with the Securities and Exchange Commission in a filing which is effective within 120 days of the Closing, the Company will be required to remit to the investors $7,500 and warrants to purchase 5,000 shares for each month such registration statement does not become effective, up to a maximum reduction in stock proceeds of $150,000 and additional issuance of 100,000 shares of Common Stock. The registration was not accomplished within the 120 day period, however, waivers have been received or are being requested from the participants in the private placement through March 31, 1996 related to the provisions requiring a $7,500 per month remittance and issuance of warrants. Further, the financial statement impact at December 31, 1995 would be de minimus. Accordingly, the entire amount of the proceeds has been recorded as equity in the balance sheet.

   From the date of closing of the Transaction until completion of the private placement, the Company's Chairman and Chief Executive Officer provided a subordinated bridge loan to the Company. This loan is evidenced by a promissory note bearing no interest and is due upon receipt by the Company of the proceeds of the private placement. At December 31, 1995, a total of $120,000 remained outstanding on such loan. As of December 31, 1995, a total of 480,000 shares have yet to be sold to investors. Originally, in the event the private placement was not completed by August 26, 1995, such bridge loan was to be converted to equity based on the same terms as the private placement, with the exception of the provisions causing a contingent reduction in stock proceeds, as described above. The conversion date was subsequently extended until March 31, 1996. Since the ultimate effect of this transaction will be to increase the outstanding capital stock of the Company through the sale of common stock to investors or conversion of the bridge loan into common stock, the transaction has been given effect to in these financial statements as if it had been completed. Included in additional paid-in capital at December 31, 1995 is $120,000 related to the bridge loan for shares not sold. Further, such shares, although not outstanding, have been considered as such in the computation of loss per share.


4. Settlement with secured and unsecured creditors:

   As required by the Agreement, the Company negotiated the following settlement arrangements with secured and unsecured creditors:

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE C - SECURITIES PURCHASE AGREEMENT WITH MR ACQUISITIONS, L.L.C. - CONTINUED

4. Settlement with secured and unsecured creditors - continued:

 . Pro-Specs America Corporation:

   The Company entered into a Settlement Agreement with Pro-Specs America Corporation, a lender described more fully in Note E(2), under which $1,804,734 of secured indebtedness was settled by payment of $1,100,000 in cash and the issuance of 500,000 shares of Common Stock. These shares of Common Stock were issued upon approval by the stockholders on November 15, 1995 of an amendment to the Certificate of Incorporation increasing the number of authorized shares. These shares have been valued at $.25 each or $125,000 in the aggregate. Pro-Specs was also obligated to certain vendors pursuant to letters of credit opened on behalf of the Company for the purchase of approximately $1,000,000 in merchandise to be received in the future. In connection with the settlement, as a result of separate negotiations with such vendors, Pro-Specs was released from any obligations in connection with such letters of credit.

   In connection with the foregoing, the Company recognized a gain on restructuring of this debt in the amount of $579,734 in the third quarter of 1995.

 . Other creditors:

   In early July 1995, the Company was obligated to various unsecured creditors in the aggregate amount of approximately $1,250,000. These creditors were contacted and, generally, given the opportunity to elect one of the following methods of settlement of the amounts due to them:

   . Option A:
     Payment in cash of $.08 during July 1995, or in certain cases at a later date, in full and complete settlement of each dollar owed to the creditor.

   . Option B:
     Payment in cash of $.03 during July 1995, or in certain cases at a later date, for each dollar owed to such creditor and the issuance of one warrant for the purchase of a share of Common Stock of the Company for each $2 due such creditor. The warrants are exercisable over a 5 year period at an exercise price of $1.50 per share. The value of each warrant was $.10.

   Creditors who were owed approximately $839,000 elected Option A. The Company made payments to these creditors totaling approximately $68,000 and recognized a gain of approximately $771,000 in the third quarter of 1995.

   Creditors who were owed approximately $98,000 elected Option B. The Company made payments to these creditors totaling approximately $3,000 and issued 53,192 warrants resulting in a gain of approximately $91,000 recognized in the third quarter of 1995.

   In addition, approximately $315,000 of claims were settled under other negotiated arrangements requiring the payment of approximately $107,000 in the aggregate resulting in a gain of approximately $208,000 in the third quarter of 1995.

   Currently the Company is negotiating with creditors who are owed approximately $31,500.

   The settlements with secured and unsecured creditors who were owed approximately $3,050,000 resulted in a gain of approximately $1,650,000.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE C - SECURITIES PURCHASE AGREEMENT WITH MR ACQUISITIONS, L.L.C. - CONTINUED

5. Other matters:

 In connection with the Transaction, various other arrangements were made including the following:

 . The lease for the Company's principal operating facility was terminated early with the payment of rent through August 15, 1995.

 . Certain employment arrangements have been modified or new arrangements have been entered into involving, among other things, the granting of approximately 700,000 new options for the purchase of the Company's Common Stock at a price equal to the fair market value at the date of issuance.

 . The Company incurred approximately $225,000 of professional fees and other costs in connection with this Transaction. The amount was paid in cash and by the issuance of 100,000 warrants valued at $20,000. The warrants are exercisable over 5 years at a price of $.42 per share.

 . A key employment agreement was terminated involving the issuance of 60,000 shares of Common Stock, valued at $.25 per share.

 . The Company's Credit and Collection Agreement with Heller Financial Inc., its factor, described in Note E(1), was modified so that the credit facility previously provided to the Company was terminated and only collection services are currently being provided.

 . At closing, the Company had 45,000,000 shares of common stock authorized for issuance. Prior to the Closing, approximately 26,500,000 shares of common stock were issued and outstanding and approximately 3,600,000 additional shares of common stock were reserved for issuance of stock options and warrants unrelated to this Transaction. The stockholders of the Company were requested to approve and approved an increase in the number of authorized shares of Common Stock to 70,000,000 at a special meeting on November 15, 1995 in order to enable the Company to issue shares, options and warrants as a result of the Transaction and to have shares available for future financing and stock options.

 A summary of shares issued and outstanding at December 31, 1995, but which were pending release prior to stockholders' approval of the amendment to the certificate of incorporation increasing the number of authorized shares or otherwise included in the computation of loss per share from the date of the Transaction, is as follows:


   Shares purchased by MR in connection with Transaction                           4,000,000

   Shares for professional fees as reimbursement to MR for Transaction costs          40,000

   Shares to Pro-Specs in connection with settlement of secured indebtedness         500,000

   Shares as termination of employment contract with former employee                  60,000
                                                                                   ---------

                                                                                   4,600,000

   Remaining shares to be issued pursuant to 4,000,000 shares private placement      480,000
                                                                                   ---------

                                                                                   5,080,000
                                                                                   =========

 For purposes of calculating the weighted average number of common and common equivalent shares outstanding for the computation of loss per share, such stockholder approval has been assumed as of the date of the Transaction.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE D - RELATED PARTY TRANSACTIONS

1.  Affiliates of MR Acquisitions, L.L.C. (MR):

    The Company relocated to King of Prussia, Pennsylvania in August 1995 where it conducts its operations and warehouses inventory in a facility subleased from an affiliate of MR. Terms of the sublease require rental payments of approximately $4,000 per month for use of these facilities and warehousing services commencing August 1, 1995 through July 31, 1997. Rent expense related to this lease totaled $19,792 for the year ended 1995. Any other cost related to the use of the joint facility or for other services provided by MR or its affiliates will be charged to the Company on an arms length basis and will be subject to approval by a special disinterested committee of the Board of Directors. Rent expense charged to operations in connection with this lease, as well as other leases, was $58,792, $117,250 and $99,188 in the years ended December 31, 1995, 1994 and 1993, respectively.

    KPR Sports International, Inc., an affiliate of MR and an entity owned by the Chairman and Chief Executive Officer of the Company, has advanced certain funds to the Company on a temporary basis. Such amounts remaining outstanding at December 31, 1995, are included in the balance sheet under current liabilities as due to affiliate.

    MR through its affiliate, KPR, has made available to the Company, a letter of credit facility in the amount of $2,000,000. This facility is used by the Company to finance the purchase of manufactured inventory with overseas vendors. At December 31, 1995, letters of credit in the amount of $168,652 were issued by KPR on behalf of the Company. Merchandise inventory received under the terms of the facility is recorded in the financial statements upon transfer of title to the Company which, generally, occurs upon payment to KPR.

    As stated in Note C, KPR loaned the Company $851,440 in the form of subordinated debt.

    Included in the statement of operations are sales of $85,254 relating to footwear sold to KPR yielding a profit of $9,258 to the Company. These goods were prior season's merchandise which were sold at negotiated terms on an arms-length basis. KPR did not realize a profit on the ultimate sale of this merchandise.

    The Chairman and Chief Executive Officer of the Company devotes a portion of his time to the Company's operations and marketing and sales-related activities for which he does not receive any compensation. The value of these services for the five months ended December 31, 1995, estimated at $41,666, was recorded as compensation expense and included as part of general and administrative expenses in the statement of operations and as a contribution to capital and included as additional paid-in capital in the balance sheet.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1995 AND 1993
--------------------------------------------------------------------------------

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

1.  Affiliates of MR Acquisitions, L.L.C. (MR) - Continued:

    A summary of all related party transactions with MR or its affiliate, for the period July 31, 1995 to December 31, 1995, are as follows :

                                                                 Amount           Amount
                               Financial                        Included        Included in            Amount Included
    Nature of                  Statement      Transaction        in Due       Subordinated Note         in Additional
  Transactions              Classification      Amount       To Affiliate    Payable Affiliate         Paid-in Capital
  ------------              --------------   -----------    ---------------  -----------------         ---------------
Purchase of
 Inventory                  Inventory            $256,892

Sale of
 Property                   Property               15,000

Proceeds from               Subordinated
 Subordinated                Note payable
 Debt                                             851,440                         $851,440

Sale of
 Merchandise                Net sales              85,254

Rent                        General and
                             Administrative
                             Expense               19,792

Interest on                 Interest
 Subordinated                Expense
 Debt                                              34,555

Temporary                   Due to
 Advances                    Affiliate            172,591             $  2,043

Services con-               General
 tributed to                 and
 Capital                     Administrative
                             Expense
                             and
                             Additional
                             Paid-In
                             Capital               41,666                                                  $41,666
                                                                      --------      --------               -------

                                                                      $  2,043      $851,440               $41,666
                                                                      ========      ========               =======


2.  Other Matters:

    Through mid 1995, the Company made available the services of certain personnel and office space for The R.O.S.E. Fund Inc, formally The RYKA R.O.S.E. (TM) Foundation (the "Foundation"), a non-profit organization dedicated to helping end violence against women, which was founded in June 1992 by the then President and Chief Executive Officer of the Company. The Company had also pledged to make contributions to the Foundation equal to 7% of its annual pretax profits, with minimum contributions of $10,000 per quarter beginning January 1, 1993. For the years ended December 31, 1994 and 1993 the minimum contribution of $40,000 has been included in general and administrative expenses. The Agreement has been terminated and contributions for 1995 were de minimus.

    On December 31, 1993 the Company issued an unsecured Promissory Note (the "Note") for $125,000 to the then President and Chief Executive Officer of the Company. The Note bore interest at the prime rate plus 3 1/2% per annum, and was payable on the earlier of demand or July 1, 1994. As of May 12, 1994, the balance of the Note was repaid in full. In connection with such loan, 100,000 options were issued to the then President and Chief Executive Officer. The weighted average interest rate during the period for 1993 and 1992 was 9.5% and 8.19% respectively.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

2:  Other Matters - Continued:

    On March 30, 1992 the Company entered into a Revolving Credit Agreement (the "Agreement") with the then President and Chief Executive Officer of the Company. Pursuant to the Agreement, the Company could borrow up to $700,000 for working capital needs. Advances under this Agreement, as amended, accrued interest at the prime rate plus 3 1/2% per annum, payable on the earlier of demand or June 30, 1993, and were collateralized by a subordinated security interest in all assets of the Company. During 1993, the balance was repaid in full and the Agreement was terminated.


NOTE E - TERMINATED FINANCING AGREEMENTS

1.  Accounts Receivable Credit and Collection Agreement:

    Effective July 1, 1993 the Company entered into a one-year credit and collection agreement (the "Factoring Agreement") with Heller Financial, Inc. (the "Factor"). Under the Factoring Agreement, the Company sold the majority of its domestic trade accounts receivable to the Factor, which provides general credit and collection services and also provided credit guarantees without recourse for certain preapproved customers, except in cases where there were merchandise returns or merchandise disputes in the normal course of business. The Factor also purchased nonapproved accounts receivable on a with recourse basis. The Factor received a commission of 1.125% of purchased net receivables for the first $10 million of factored volume, after which time the commission was lowered to 1%.

    In November 1993 the Factoring Agreement was amended to establish a revolving credit facility (the "Facility"), allowing for advances up to the lesser of 50% of purchased net receivables or $500,000. In March 1994 the Factoring Agreement was further amended to increase the ceiling on advances to the lesser of 50% of purchased net receivables or $1,000,000. During May 1994, the Factoring Agreement was further amended to increase the ceiling on advances to the lesser of 70% of purchased net receivables or $1,500,000. Interest on advances was charged by the Factor at the prime rate plus 2%. On February 28, 1995, RYKA further amended the Factoring Agreement to increase the ceiling on advances to the lesser of 70% or purchased net receivables or $2,250,000 through April 30, 1995, after which the maximum reverted to $1,500,000. Advances under the Facility were collateralized by a primary interest in the accounts receivable of the Company and a secondary interest in all other assets.

    Included in accounts receivable at December 31, 1995 and 1994 was $ -0- and $2,054,000, of receivables due from Factor of which $ -0- and $654,000, respectively, were receivables factored with recourse. The Company has assigned to the Lender, described in Note E(2), seventy percent of all collections or advances under the Factoring Agreement.

    Upon closing of the Transaction with MR, described in Note C, the credit Facility previously provided to the Company by the factor was terminated and only collection services are currently being performed.

2.  Inventory Financing Agreements:

    During 1991 the Company entered into two financing agreements (the "Pro-Specs Agreements") with Pro-Specs America Corporation ("Pro-Specs"), a Korean trading company (the "Lender"). Under the amended terms of the Pro-Specs Agreements the Company could establish, with the prior written consent of the Lender, revolving letters of credit and banker's acceptances to finance up to $4 million of footwear purchases. The line was collateralized by a secondary interest in accounts receivable and a primary interest in the inventory and other assets of the Company.

    The Lender invoiced the Company for costs relating to financing charges, insurance, letter of credit costs and commissions. These charges added approximately 8% to the Company's manufactured cost of footwear.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                   YEARS ENDED DECEMBER 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE E - TERMINATED FINANCING AGREEMENTS - CONTINUED

2.  Inventory Financing Agreements - Continued:

    The Company was in default at various times during 1995, 1994 and 1993 on its payments to the Lender, which required, among other things, that all drawdowns under the $4 million facility be repaid in full each 120 days. On November 22, 1994, the Company and the Lender amended the Pro-Specs Agreements to provide that, effective April 30, 1995, the Pro-Specs Agreements may be terminated by either party upon 30 days written notice. The Company was in default on its payments at various times during 1995 and on May 17, 1995 the Company received notice of termination of the Pro-Specs Agreements with the Lender, effective June 16, 1995.

    Upon closing the Transaction with MR, all obligations under the Pro-Specs Agreements were settled as described in Note C(4).


NOTE F - INCOME TAXES

    For the years ended December 31, 1995, 1994 and 1993 the Company had no provision for income taxes. The components of the net deferred tax assets at December 31, 1995 and 1994, respectively, are as follows:


                                                  December 31,
                                             1995            1994
                                             ----            ----
     Deferred Assets:
      Inventory                          $   39,088        $   90,567
      Provision for doubtful accounts        23,029           193,514
      Net operating loss carryforwards    7,042,668         5,349,399
      Other                                  39,776            38,306
                                         ----------        ----------
     Gross deferred tax asset             7,144,561         5,671,786
      Valuation allowance                (7,144,561)       (5,671,786)
                                         ----------        ----------
     Net deferred tax asset              $        -        $        -
                                         ==========        ==========

Due to the uncertainty surrounding the realization of these favorable tax attributes in future income tax returns, the Company has placed a valuation allowance against its otherwise recognizable deferred tax assets. As of December 31, 1995 the Company had available net operating loss carryforwards of approximately $17,606,000 which expire in the years beginning 2002 through 2010. The use of net operating loss carryforwards may be subject to annual limitations based on ownership changes of the Company's stock, as defined by Section 382 of the Internal Revenue Code of 1986.


NOTE G - PROPERTY

Major classes of property, at cost, are as follows:

                                                        December 31,
                                                     1995         1994
                                                  -----------  -----------

Equipment                                          $ 364,969   $  460,182
Leasehold improvements                                 7,407       25,066
                                                   ---------   ----------
                                                     372,376      485,248
Less accumulated depreciation and amortization    (  177,293)  (  312,130)
                                                   ---------   ----------
                                                    $195,083    $ 173,118
                                                   =========   ==========

As described more fully in Note D(1) the Company relocated in August, 1995. As a result of the relocation the Company abandoned leasehold improvements which had an original cost of $25,066 and a net book value of $1,966, and terminated leases for equipment under capital leases which had an original cost of $85,852 and a net book value of $1,683.

Fully depreciated equipment, furniture and fixtures previously subject to capital leases retired during 1994 of $82,002 was removed from the accounts.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                   YEARS ENDED DECEMBER 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE H - COMMITMENTS AND CONTINGENCIES

In February and March 1995, four purported class actions entitled R. David Thinly v. RYKA Inc., et al. (February 8, 1995), Robert C. Macauley, IRA v. Poe, et al. (February 4, 1995), Gordon Fyfe v. Poe et al. (February 14, 1995) and James Sheeley v. RYKA Inc. et al. (March 13, 1995) were commenced in Delaware Chancery Court by four alleged stockholders of RYKA against RYKA and the RYKA Board of Directors relating to the proposed merger with L. A. Gear, Inc. which was announced by L.A. Gear, Inc. and the Company on January 30, 1995. The complaints in the Thinly and Sheeley actions also name L.A. Gear, Inc. and its subsidiary, Brands Acquisition Corp., as defendants. The complaints in the actions allege, among other things, that the RYKA Board breached its fiduciary duties to its stockholders by failing to maximize stockholder value and obtain the best transaction reasonably available for its stockholders in connection with the anticipated transaction. The complaints in the Thinly and Sheeley actions sought:

 . Injunctive relief against any action which might diminish, or have the effect of diminishing, stockholder value.

 . Unspecified compensatory damages.

 . Costs and disbursements, including reasonable attorneys' and experts' fees.
  The complaints in the Macauley and Fyfe actions sought:

  .  Preliminary and permanent injunction against the anticipated transaction.

  . An order for the RYKA Board to carry out its fiduciary duties to its stockholders.

  . An accounting of any profits that might be realized by the RYKA Board through the anticipated transaction.

  .  Costs and disbursements, including reasonable attorneys' fees.

All of these actions were consolidated under the name In Re RYKA Stockholders
                                                      -----------------------
Litigation, Consolidated Civil Action No. 14023.  On May 17, 1995, the Court
----------
entered an Order and Stipulation of Dismissal in this Action.

The Company is involved in various routine litigation, including litigation in which the Company is a plaintiff, incident to its business. The Company believes that the disposition of the routine litigation will not have a material adverse effect on the financial position of the Company.


NOTE I - EQUITY

The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights. No preferred stock has been issued as of December 31, 1995.

During September through November 1994, the Company raised a total of $1,174,537, net of offering costs of $218,896, through the sale of 2,555,795 shares of Common Stock in an unregistered offering to overseas investors. In connection with the unregistered overseas offering, in consideration for their services, the Company issued to the placement agent a three year non-redeemable warrant to purchase 150,000 shares of Common Stock at an exercisable price of $1.00 per share with piggy-back registration rights.

During 1995, the Company was party to several equity transactions as more fully described in Note C.

                            RYKA INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                    YEARS ENDED DECEMBER 1995, 1994 AND 1993


NOTE J - STOCK OPTIONS

Pursuant to option grant letters, but not pursuant to any formal plan ("Non-Plan Grants"), the Company has issued options to certain individuals to purchase shares of the Company's Common Stock at prices which approximated fair market value at the date of grant. The options vest at various times over periods ranging up to four years and, if not exercised, expire up to ten years after the date of grant.

The Company also has seven separate stock option plans (the "Plans"). Under the terms of the 1987 Stock Option Plan, 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan and 1995 Non-employee Directors Plan, the Company may grant qualified and nonqualified options to purchase up to 626,421, 350,000, 750,000, 875,000, 900,000, 1,500,000 and 250,000 shares of Common Stock, respectively, to employees, Directors and consultants of the Company. The options vest at various times over periods ranging up to five years. All options have been granted at not less than the fair market value of the Common Stock as of the date of grant. The options, if not exercised, expire up to 10 years after the date of grant.

                                                         Number of Shares
                                                         ----------------
                                                                                                           Non-
                  Non-Plan      1987       1988      1990        1992           1993        1995         employee        Price of
                   Grants       Plan       Plan      Plan        Plan           Plan        Plan         Directors        Shares
                  --------     -------    -------   -------     -------       --------     -------      -----------     -----------

Outstanding at
 December 31,
  1992              93,321     288,746    152,152   441,000     863,667                                                 $0.25-$1.31

   Granted                      20,000                                         532,000                                  $0.65

   Exercised                     3,500      2,550    99,000         100                                                 $0.25-$1.25

   Canceled                     39,500      6,616     3,500     157,000                                                 $0.56-$1.31
                    ------      -------    -------   -------    -------       --------                                  -----------

Outstanding at
 December 31,
  1993              93,321     265,746    142,986   338,500     706,567        532,000                                  $0.25-$1.31

   Granted         250,000      67,000              120,000     675,000        350,000                                  $0.55-$1.06

   Exercised                                7,335   163,000      25,840          1,000                                  $0.25-$0.65

   Canceled         25,000      50,000      3,300   120,000     508,000          7,500                                  $0.56-$1.25
                    -------    -------    -------   -------    --------         ------                                  -----------

Outstanding at
 December 31,
  1994             318,321     282,746    132,351   175,500     847,727        873,500                                  $0.25-$1.31

   Granted         100,000                                                      10,000     1,200,000                    $0.25-$0.47

   Exercised                    20,000      2,500    18,500                                                             $0.25

   Canceled          2,000      11,000                            9,167         22,000                                  $0.25-$0.84
                     -----     -------      -----    ------    --------        -------     ---------    ----------      -----------

Outstanding at
 December 31,
  1995             416,321     251,746    129,851   157,000     838,560        861,500     1,200,000         -          $0.25-$1.31
                   =======     =======    =======   =======     =======       ========   ===========    ===========     ===========

As of December 31, 1995, options to purchase 247,571 shares, related to Non-Plan grants, have vested and are exercisable.

As of December 31, 1995, options to purchase 2,383,727 shares have vested and are exercisable under the Plans. At December 31, 1995, the Company has reserved 4,479,657 shares of Common Stock for potential future issuance under the various Plan and Non-Plan grants.

During 1994, of the stock options granted in 1992 and 1991, options to purchase an aggregate of 371,000 and 114,250 shares, respectively, were repriced after their initial issuance, to fair market value at the date of repricing.

                            RYKA INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE K - COMMON STOCK PURCHASE WARRANTS

In connection with its second public offering, the Company issued warrants that entitle the underwriter to purchase up to 242,500 shares of Common Stock at $2.23 per share. These warrants expired unexercised on June 6, 1994.

In connection with its third public offering in July 1990, the Company issued 470,000 warrants (the "Unit Warrants"), each of which entitled the underwriter to purchase up to one unit at a price of $1.20. Each Unit Warrant consisted of one share of Common Stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant entitles the Underwriter to purchase one share of Common Stock at an exercise price of $1.00 per share. During 1993, 120,000 warrants and 120,000 Common Stock Purchase Warrants were exercised which resulted in cash proceeds to the Company of $264,000 and issuance of 240,000 shares of Common Stock. Prior to modification, these Unit Warrants originally were to expire on July 16, 1995, but were extended. In advance of the modified expiration date of August 30, 1995, a total of 350,000 Unit Warrants remained outstanding and their terms had been modified so that the purchase price of each Unit Warrant had been reduced to $.45. Through further modification, the exercise price of each of the Unit Warrants and Common Stock Purchase Warrants was reduced to $.40 and during August, 1995 the Company received proceeds totaling $280,000 as a result of the full exercise of these warrants.

In connection with a $3 million line of credit which expired on September 9, 1990, the Company issued its prior lender warrants to purchase 250,000 shares of Common Stock. During 1993 all of these warrants were exercised, resulting in cash proceeds to the Company of $250,000 and the issuance of 250,000 shares of Common Stock.

In connection with the provisions of an investment banking agreement in 1994, the Company issued warrants that entitle the investment banking firm to purchase 50,000 shares of Common stock at a price of $.60 per share. At December 31, 1995, none of these warrants were exercised. If not exercised, these warrants will expire on January 3, 2004.

In connection with an unregistered overseas offering of the Company's Common Stock during 1994, the Company issued warrants to a placement agent to purchase at total of 150,000 shares of Common Stock at an exercise price of $1.00 per share. At December 31, 1995, none of these warrants were exercised. If not exercised, these warrants will expire on September 13, 1997.

In connection with a bridge financing composed of two short term notes of $150,000 each during July 1994, the Company issued warrants to purchase a total of 30,000 shares of Common Stock, as adjusted to a total of 38,031 shares based upon the terms of each of the warrants, at an exercise price of $0.8125 per share. If not exercised, 19,569 of these warrants will expire on July 14, 1999 and 18,462 will expire on July 25, 1999. These short term loans were outstanding for approximately 60 and 90 days at the rate of 5% and 6% per thirty day period, respectively, and were repaid in full as of December 31, 1994.

At December 31, 1995 the following common stock purchase warrants were outstanding:

                                   Number of Shares       Average Exercise Price      Expiration Date
                                   ----------------       ----------------------      ------------------

Through December 31,                        150,000              $  1.00              September 13, 1997
 1994:                                       19,569              $0.8125              July 14, 1999
                                             18,462              $0.8125              July 25, 1999
                                             50,000              $  0.60              January 3, 2004

Related to the Transaction                5,100,000              $  0.01              July 31, 2002
 described in Note C which                4,000,000/(A)/         $  0.01              July 31, 2002
 occurred in 1995:                          500,000              $  0.57              July 31, 2000
                                            100,000              $  0.42              July 31, 2000
                                             53,192              $  1.50              July 31, 2000

/(A)/  Contingent warrant of which 461,444 shares have vested per Note C(1).

                           RYKA INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE L - SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The Company's sales and accounts receivable are primarily with national chain stores. In 1995 one customer accounted for 20% of the Company's total revenues.
A second and third customer each accounted for 10% of total 1995 revenues.   In
1994, one customer accounted for 25% of the Company's total revenues with no corresponding revenues in 1993. Aggregate sales to five divisions of one major customer accounted for approximately 16% of 1994 total revenues, and 34% of total revenues in 1993. A third customer accounted for 10% of total 1994 revenues, with no corresponding sales in 1993. There were no other single customers or group of customers under common control that accounted for at least 10% of total revenues in 1995, 1994 or 1993.

Accounts receivable for the three significant customers at December 31, 1995 was approximately $323,000.

Accounts receivable for the three significant customers at December 31, 1994 was approximately $1,600,000, of which $676,000 was secured by letter of credit and the remaining $924,000 was purchased by the Factor without recourse.


NOTE M - SPECIAL CHARGES

In connection with the Transaction described in Note C, the related closing of the Massachusetts facility, and relocation of operations to Pennsylvania, the Company incurred the following special charges:

Professional fees and bank fees related to new credit facility, including
   value of warrant to bank                                                         $233,231

 Temporary housing costs for relocated personnel                                      21,851

 Recruitment and relocation costs related to new management and
   personnel                                                                          76,318

 Start-up and moving costs related to King of Prussia,
  PA warehouse and office                                                             48,034
                                                                                    --------

                                                                                    $379,434
                                                                                    ========

NOTE N - NASDAQ LISTING

On July 19, 1995 the Company received an exception from the NASDAQ capital and surplus listing requirement so that its Common Stock continued to be listed on the NASDAQ Small Cap Market. The exception expired on September 15, 1995 and the Company was delisted from NASDAQ. Currently the Common Stock of the Company is listed on the Over-the-Counter Bulletin Board.


NOTE O - FINANCIAL INSTRUMENTS

The carrying amounts and related fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                      Carrying       Fair
                                       Amount        Value
                                       ------       -------
      Cash and cash equivalents       $ 77,509     $ 77,509
                                       =======      =======


      Subordinated note
       payable, affiliate             $851,440     $851,440
                                       =======      =======

                            RYKA INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE P - SUBSEQUENT EVENTS

1. Partners Share Success Equity Incentive Plan:

   During January 1996, the Board of Directors of the Company approved the filing of a registration statement with the Securities and Exchange Commission for the offering of approximately 4.2 million shares of Common Stock.

   The shares will be issued pursuant to the "Partners Share Success" Equity Incentive Plan to be adopted by RYKA. The purpose of the Program is to provide an ownership interest in RYKA, through equity incentives, to retail sales personnel and store management personnel of RYKA's customers to educate consumers about RYKA's products and to increase the sale of RYKA's products to consumers.

   Under the Program, RYKA currently intends to grant retail sales personnel one share of RYKA common stock for each pair of RYKA footwear sold and to grant store management personnel approximately 4 shares of RYKA common stock for every 10 pairs of RYKA footwear sold by retail sales personnel under their supervision. RYKA currently expects that the Program will remain in effect through the Spring of 2000.

   The Program will be available to retail sales personnel of customers of RYKA who agree to participate in the Program and to purchase certain minimum quantities of RYKA's products.

   The Company anticipates that awards of common stock pursuant to the Program will be accounted for as sales and marketing expense using the fair value of the equity instrument issued or other consideration, as applicable.

   As a result of the proposed merger transaction, the Company decided to postpone, and may ultimately terminate the offering in connection the "Partners Share Success Program". If this offering is not consummated, the deferred registration costs will be charged to expense.

2. 1996 Private Placement:

   During May, 1996 the Company's Board of Directors, through a second private placement (the "1996 Private Placement"), authorized the sale of 10,000,000 shares of the Company's Common Stock during the second and third quarters of 1996. Through August 14, 1996, 10,000,000 shares were placed with proceeds of $2,500,000.

3. Merger Proposal from KPR Sports International, Inc. and Affiliates:

   On July 3, 1996, the Company received a merger proposal from KPR Sports International, Inc. and certain affiliated companies ("KPR") pursuant to which KPR would be merged with RYKA. KPR and its affiliates are wholly-owned by the Chairman and Chief Executive Officer of RYKA. The proposal would require RYKA to issue approximately 140,000,000 shares of Common Stock to the stockholder of KPR, in addition to any shares he currently holds or have rights to through existing warrants. RYKA would be the surviving Company in the merger. The merger proposal also provides that RYKA would effect a 1 for 20 reverse stock split.

   The consummation of the contemplated merger agreement, including the authorization of additional shares of RYKA's Common Stock and the reverse stock split, is subject to approval by RYKA's Board of Directors and Stockholders.

4. Actions at Annual Stockholders Meeting:

   On July 8, 1996, the Stockholders approved an increase in the authorized number of common shares of the Company to 90,000,000 and approved the 1996 Equity Incentive Plan for the issuance and award of up to 2,000,000 shares of the common stock of the Company.

                           RYKA INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

NOTE P - SUBSEQUENT EVENTS - CONTINUED

5. Revolving Credit Agreement with New Lender:

   On August 15, 1996, the Company entered into a revolving credit agreement with a new lender. The agreement has an initial term of one year and increases the Company's credit facility to $4,500,000, based on certain advance ratios. The interest rate is prime plus 1/4 %. A sub limit for the issuance of letters of credit is also provided in the agreement.

   The revolving credit facility is collateralized by all of the assets of the Company and a $2,000,000 personal guaranty by Michael Rubin, the Chairman and Chief Executive Officer of the Company, and requires the Company to maintain certain financial covenants related to leverage, net worth and working capital.